UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

Summit Financial Group, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-16587	55-0672148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 North Main Street, Moorefield, West Virginia 26836

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (304) 530-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 per share	SMMF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2023, Summit Financial Group, Inc. (“Summit”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Burke & Herbert Financial Services Corp. (“Burke & Herbert”), a Virginia corporation headquartered in Alexandria, Virginia, pursuant to which Summit will merge with and into Burke & Herbert, with Burke & Herbert as the surviving entity (the “Merger”). Immediately following the Merger, Summit Community Bank, Inc., a West Virginia banking corporation and Summit’s wholly owned banking subsidiary, will be merged with and into Burke & Herbert’s wholly-owned banking subsidiary, Burke & Herbert Bank & Trust Company, a Virginia banking corporation (“B&H Bank”), with B&H Bank surviving as the surviving bank (the “Bank Merger”). The Agreement was unanimously approved and adopted by the Board of Directors of Summit and Burke & Herbert on August 24, 2023. A summary of the material terms of the Merger Agreement are as follows:

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Summit common stock, par value $2.50 per share (“Summit Common Stock”) will be converted into the right to receive 0.5043 shares (the “Exchange Ratio”) of Burke & Herbert common stock, par value $0.50 per share (“Burke & Herbert Common Stock”), which equates to $25.20 per share of Summit Common Stock based on a closing price for Burke & Herbert Common Stock of $49.98 as of August 23, 2023. Holders of Summit Common Stock will receive cash in lieu of fractional shares. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

Treatment of Summit Preferred Stock

Each share of 6.0% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series 2021 of Summit (the “Summit Preferred Stock”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a share of a newly created series of preferred stock of Burke & Herbert having rights, preferences, privileges and voting powers and limitations and restrictions thereof that are not materially less favorable to the holders of the Summit Preferred Stock (taking into account that Summit will not be the surviving entity in the Merger and any adjustment to the right of optional redemption by Burke & Herbert that is reasonably necessary to obtain Tier 1 Capital treatment from the Board of Governors of the Federal Reserve System). Upon such conversion, the Summit Preferred Stock will no longer be outstanding and will be cancelled and retired and no consideration will be issued in exchange therefor.

Treatment of Summit’s Equity Awards

Summit Stock Appreciation Rights. At the Effective Time, each outstanding stock appreciation right under an equity or equity-based compensation plan of Summit that may be settled in Summit Common Stock, whether vested or unvested or exercised but unsettled (a “Summit SAR”) will be converted into a stock appreciation right in respect of shares of Burke & Herbert Common Stock (a “Replacement SAR”) on the same terms and conditions as were applicable under the Summit SAR, provided that the number of shares of Burke & Herbert Common Stock underlying such Replacement SAR will be equal to the product of (i) the number of shares of Summit Common Stock underlying such Summit SAR, multiplied by (ii) the Exchange Ratio, with any fractional share rounded down to the next lower whole number of shares. The base price of Burke & Herbert Common Stock for purposes of each Replacement SAR will equal (y) the base price of Summit Common Stock subject to such Summit SAR divided by (z) the Exchange Ratio, rounded up to the nearest whole cent.

Summit RSU Awards. At the Effective Time, each restricted stock unit award granted under a Summit stock plan that is outstanding and unsettled (a “Summit RSU Award”) will be converted into a restricted stock unit (each, a “Replacement RSU”) in respect of shares of Burke & Herbert Common Stock on the same terms and conditions as were applicable under such Summit RSU Award, provided that the number of shares of Burke & Herbert Common Stock underlying such Replacement RSU shall equal the product of (i) the number of shares of Summit Common Stock underlying such Summit RSU Award, multiplied by (ii) the Exchange Ratio, with any fractional share rounded down to the next lower whole number of shares.

Affiliate Agreements

Simultaneously with the execution of the Merger Agreement, Burke & Herbert entered into Affiliate Agreements (the “Summit Affiliate Agreements”) with each of the directors on the board of Summit, pursuant to which each director, as a shareholder of Summit, has agreed, among other things, to vote shares of Summit common stock owned by such shareholder, and over which such shareholder has the right to dispose of and has voting power, in favor of the Merger Agreement and against any competing acquisition proposal, any action, agreement transaction or proposal which could reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of Summit in the Merger Agreement in any material respect, or other action that is intended or would reasonably be expected to prevent, impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of the conditions of Burke & Herbert or Summit under the Merger Agreement. The Summit Affiliate Agreements will terminate in certain circumstances, including upon consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

Furthermore, simultaneously with the execution of the Merger Agreement, Summit entered into Affiliate Agreements (the “Burke & Herbert Affiliate Agreements”) with each of the directors on the board of Burke & Herbert, pursuant to which each director, as shareholder of Burke & Herbert, has agreed, among other things, to vote shares of Burke & Herbert’s common stock owned by such shareholder, and over which such shareholder has the right to dispose of and has voting power, in favor of the Merger Agreement and against any competing acquisition proposal, any action, agreement transaction or proposal which could reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of Burke & Herbert in the Merger Agreement in any material respect, or other action that is intended or would reasonably be expected to prevent, impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of the conditions of Burke & Herbert or Summit under the Merger Agreement. The Burke & Herbert Affiliate Agreements will terminate in certain circumstances, including upon consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Summit Affiliate Agreements and Burke & Herbert Affiliate Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Summit Affiliate Agreements and Burke & Herbert Affiliate Agreements, forms of which are attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Assumption of Summit Debt Obligations

In connection with the closing of the Merger, Burke& Herbert will assume Summit’s obligations under the 5.00% Fixed-to-Floating Rate Subordinated Notes due September 30, 2030 and the 3.25% Fixed-to-Floating Subordinated Notes due December 31, 2031. Burke & Herbert, or a subsidiary of Burke & Herbert, will assume the performance and observance of the covenants and conditions to be performed by Summit relating to the trust preferred securities of SFG Capital Trust I, SFG Capital Trust II, and SFG Capital Trust III.

Certain Governance Matters

The Merger Agreement provides that, prior to the Effective Time, Burke & Herbert and B&H Bank will take all actions necessary to adopt certain amendments to the bylaws of each entity (the “Bylaws Amendment”) regarding governance matters. Effective as of the Effective Time, and in accordance with the Bylaws Amendment, the number of directors that will comprise the full boards of directors of Burke & Herbert and B&H Bank will be 16, of which (i) eight will be directors of Burke & Herbert immediately prior to the Effective Time, including the current Chair of Burke & Herbert (the “Burke & Herbert Continuing Directors”) and (ii) eight will be directors of Summit immediately prior to the Effective Time (“Summit Continuing Directors”). In addition, at the first two annual meetings of shareholders following the Effective Time, Burke & Herbert and B&H Bank will nominate and recommend each Burke & Herbert Continuing Director and each Summit Continuing Director for reelection to the board of directors. For two years after the Effective Time, any vacancies in Burke & Herbert Continuing Directors will be generally filled by the remaining Burke & Herbert Continuing Directors and any vacancies in Summit Continuing Directors will be generally filled by the remaining Summit Continuing Directors.

David P. Boyle, the current Chair of the Board of Directors of Burke & Herbert, will be appointed as the Chair of the Board of Directors and the Chief Executive Officer of the surviving corporation. Oscar M. Bean, the current Chair of the Board of Directors of Summit, will be appointed to serve as a Vice Chair of the Board of Directors of the surviving corporation along with Laing Hinson from Burke & Herbert. H. Charles Maddy, III, the current President and Chief Executive Officer of Summit, will be appointed to serve as the President of the surviving corporation and surviving bank. Roy E. Halyama, the current Executive Vice President and Chief Financial Officer of Burke & Herbert, will be appointed as the Executive Vice President and Chief Financial Officer of the surviving corporation and surviving bank. Robert S. Tissue, the current Executive Vice President and Chief Financial Officer of Summit, will be appointed to serve as the Executive Vice President of Financial Strategy of the surviving corporation and the surviving bank. Joseph Hager, the current Executive Vice President and Chief Risk Officer of Summit, will be appointed to serve as the Chief Operating Officer of the surviving bank. Jeff Welch, the Chief Credit Officer, Executive Vice President and Chair of the Loan Committee of B&H Bank, will be appointed to serve as the Chief Credit Officer of the surviving bank. Danyl Freeman, the Executive Vice President and Chief Human Resources Officer of Summit will be appointed to serve as the Chief Human Resources Officer of the surviving bank. Jennifer Schmidt, the Chief Compliance Officer of Burke & Herbert, will be appointed to serve as the Chief Risk Officer of the surviving bank. Bradford E. Ritchie, the Executive Vice President of Summit and the President of Summit Community Bank, Inc., will be appointed to serve as the Chief Lending Officer of the surviving bank. Shannon Rowan, the Director of Trust and Wealth Management and Executive Vice President of Burke & Herbert, will be appointed to serve as the Director of Trust and Wealth Management of the surviving bank.

In connection with the Merger Agreement, Burke & Herbert and B & H Bank have entered into employment agreements with the following executive officers of Summit: H. Charles Maddy, III, Robert S. Tissue and Bradford E. Ritchie. The employment agreements become effective contingent upon the completion of the Merger.

The Merger Agreement provides that at the Effective Time, the headquarters of the surviving corporation and the surviving bank will remain located in Alexandria, Virginia and the name of the surviving corporation and the surviving bank will remain Burke & Herbert Financial Services Corp. and Burke & Herbert Bank & Trust Company, respectively. Following the Merger, the surviving corporation shall locate a significant portion of the operations of the surviving bank in Summit’s current headquarters in Moorefield, West Virginia.

Creation of Community Foundation

Prior to the Effective Time, Burke & Herbert will use its reasonably best efforts to establish a new charitable foundation focused on community support in the geographic areas served by the surviving bank. Immediately following the Effective Time, the surviving bank will contribute $5 million in cash to the foundation.

Certain Other Terms and Conditions of the Merger Agreement

The Merger Agreement contains customary representations and warranties from both Summit and Burke & Herbert, each with respect to its and its subsidiaries’ businesses, and each party has agreed to customary covenants, including, among others, covenants relating to (i) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) in the case of Burke & Herbert, its obligation to call a meeting of its shareholders to approve the Merger Agreement and, subject to certain exceptions, the obligation of its board of directors to recommend that its shareholders approve the Merger Agreement, (iii) in the case of Summit, its obligation to call a meeting of its shareholders to approve the Merger Agreement, and, subject to certain exceptions, the obligation of its board of directors to recommend that its shareholders approve the Merger Agreement, and (iv) each party’s non-solicitation obligations related to alternative acquisition proposals. Burke & Herbert and Summit have also agreed to use their reasonable best efforts to prepare and file all applications, notices and other documents to obtain all necessary consents and approvals for consummation of the transactions contemplated by the Merger Agreement.

The completion of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement, including the Merger, by the requisite vote of the Burke & Herbert shareholders, (ii) approval of the Merger Agreement, including the Merger, by the requisite vote of the Summit shareholders (iii) the receipt of required regulatory approvals without the imposition of any condition or restriction that would be reasonably expected to have a material adverse effect on the surviving corporation of the Merger and its subsidiaries, taken as a whole, after giving effect to the Merger and the Bank Merger, (iv) effectiveness of the registration statement on Form S-4 for the Burke & Herbert Common Stock to be issued in the Merger, (v) the absence of any order, decree or injunction that enjoins or prohibits the completion of the Merger or making the completion of the Merger illegal, and (vi) authorization for listing on the NASDAQ of the shares of Burke & Herbert Common Stock to be issued in the Merger. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Merger Agreement, (c) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended and (d) receipt of the resignations of the directors of each party that will not be continuing directors.

The Merger Agreement provides certain termination rights for both Summit and Burke & Herbert, including, among others, by mutual consent of the parties, by either party upon the failure to obtain the requisite regulatory approvals or if a requisite regulatory approval contains a burdensome condition on it, by either party if the Merger is not consummated by August 24, 2024, by either party if the other materially breaches a representation or warranty or covenant that is not cured, by either party for Summit or Burke & Herbert not obtaining the required shareholder vote, and by either party upon the occurrence of a material adverse effect on the other party.

A termination fee in the amount of $14,860,000 will be payable by either Burke & Herbert or Summit, as applicable, if the Merger Agreement is terminated under certain circumstances as set forth in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Unless otherwise provided in the Merger Agreement, the representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger, unless otherwise specified therein, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Summit or Burke & Herbert, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Summit, Burke & Herbert, their respective affiliates or their respective businesses, a description of the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of Summit and Burke & Herbert and a prospectus of Burke & Herbert, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Summit and Burke & Herbert make with the Securities and Exchange Commission (“SEC”).

Section 7– Regulation FD

ITEM 7.01    Regulation FD Disclosure

In connection with the announcement of the Merger Agreement, Burke & Herbert and Summit intend to provide supplemental information regarding the proposed Merger in connection with a presentation to analysts and investors. A copy of the investor presentation is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.3 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth in such filing.

Section 8 – Other Events

ITEM 8.01    Other Events

Press Release

Summit and Burke & Herbert issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.4 and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits

(d)    Exhibits

2.1	Agreement and Plan of Merger dated as of August 24, 2023, by and between Summit and Burke & Herbert.*

99.1	Form of Affiliate Agreement dated August 24, 2023, by and between Burke & Herbert and certain shareholders of Summit.

99.2	Form of Affiliate Agreement dated August 24, 2023, by and between Summit and certain shareholders of Burke & Herbert.

99.3	Investor Presentation (incorporated by reference to Exhibit 99.2 of Summit’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2023).

99.4	Joint Press Release, dated August 24, 2023 (incorporated by reference to Exhibit 99.1 of Summit’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2023).

104	Cover-Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Summit agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the beliefs, goals, intentions, and expectations of Burke & Herbert and Summit regarding the proposed transaction, revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies, returns and other anticipated benefits from the proposed transaction; and other statements that are not historical facts.

Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward–looking statements speak only as of the date they are made; Burke & Herbert and Summit do not assume any duty, and do not undertake, to update such forward–looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Burke & Herbert and Summit. Such statements are based upon the current beliefs and expectations of the management of Burke & Herbert and Summit and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Agreement between Burke & Herbert and Summit; the outcome of any legal proceedings that may be instituted against Burke & Herbert or Summit; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of Burke & Herbert and Summit to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Burke & Herbert and Summit do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Summit’s operations and those of Burke & Herbert; such integration may be more difficult, time-consuming or costly than expected; revenues following the proposed transaction may be lower than expected; Burke & Herbert’s and Summit’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Burke & Herbert’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of Burke & Herbert and Summit to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of Burke & Herbert and Summit; and the other factors discussed in the “Risk Factors” section of Burke & Herbert’s Registration Statement on Form 10, as amended and as ordered effective by the SEC on April 21, 2023, and Summit’s Annual Report on Form 10–K for the year ended December 31, 2022, in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of Burke & Herbert’s and Summit’s Quarterly Report on Form 10–Q for the quarters ended March 31, 2023 and June 30, 2023, and other reports Burke & Herbert and Summit file with the SEC.

Additional Information and Where to Find It

In connection with the proposed transaction, Burke & Herbert will file a registration statement on Form S-4 with the SEC. The registration statement will include a joint proxy statement of Burke & Herbert and Summit, which also constitutes a prospectus of Burke & Herbert, that will be sent to shareholders of Burke & Herbert and shareholders of Summit seeking certain approvals related to the proposed transaction.

The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF BURKE & HERBERT AND SUMMIT AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BURKE & HERBERT, SUMMIT AND THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about Burke & Herbert and Summit, without charge, at the SEC’s website www.sec.gov. Copies of documents filed with the SEC by Burke & Herbert will be made available free of charge in the “Investor Relations” section of Burke & Herbert’s website, www.burkeandherbertbank.com, under the heading “Financials.” Copies of documents filed with the SEC by Summit will be made available free of charge in the “News” section of Summit’s website, www.summitfgi.com, under the heading “News / Presentations and Events” link.

Participants in Solicitation

Burke & Herbert, Summit, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding Burke & Herbert’s directors and executive officers is available in its Registration Statement on Form 10, as amended and as ordered effective by the SEC on April 21, 2023. Information regarding Summit’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 31, 2023, and certain other documents filed by Summit with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: August 25, 2023	By:	/s/Julie R. Markwood
Julie R. Markwood
Executive Vice President &
Chief Accounting Officer